EX-99.1

                                                             PRESS RELEASE
[STARBASE LOGO]


COMPANY CONTACT:
Lydia Patterson                    Ann Jones
VICE PRESIDENT                     DIRECTOR
PRODUCTS GROUP                     INVESTOR RELATIONS
714.445.4401                       714.445.4440
lpatterson@starbase.com            ajones@starbase.com

                 STARBASE SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
                               PREMIA CORPORATION


    Market-Leading Software Company Brings Experienced Sales and Engineering Professionals, Market Expertise, New Technologies and Extensive Customer Base


SANTA ANA, CALIF., - MARCH 9, 2000 - StarBase Corporation (NASDAQ: SBAS), a leading provider of eCollaboration solutions for the development and management of eBusiness applications, today announced it has signed a definitive agreement to acquire Premia Corporation of Beaverton, Oregon. The all-stock transaction for approximately 1.9 million shares of StarBase common stock is worth an estimated $24.7 million. The transaction is expected to close within one week. Premia, which has been profitable since 1992, is a privately held corporation with extensive experience, technology and products that integrate naturally into StarBase's family of eBusiness life cycle management solutions for the enterprise.


"Through the acquisition of Premia, we are gaining a wide range of sales, marketing, and engineering resources to strengthen our corporate infrastructure and to accelerate our growth on a profitable basis," commented William Stow, president and chief executive officer of StarBase. "Furthermore, we are adding a broad spectrum of products and technology that will integrate well into StarBase's family of eBusiness solutions. With Premia's extensive customer base, we expect this acquisition to fuel the efforts of our combined sales teams. StarBase will have access to Premia's customer list, comprised of more than 20,000 unique customer organizations, providing significant revenue growth opportunities for StarBase. Premia's superb direct marketing and telesales organizations will now aggressively market StarBase's products to the Premia customer base. Premia's customer base includes Fortune 500 companies, as well as those companies focused on e-commerce, web development, and Internet-based information systems, representing some of the fastest-growing segments of the Internet market today."

"Very significantly, the acquisition brings outstanding personnel with extensive experience in our target markets," continued Stow. "Both Don Kinzer and Doug Root, the president and director of sales and marketing of Premia, respectively, were founders of another company that pioneered an industry leading enabling technology more than 10 years ago. That technology has now lead to our emerging eBusiness application development market. We welcome their expertise as a significant contribution to our mission of creating the best collaborative environment for the development and management of eBusiness applications."

Premia's award-winning software products will further strengthen StarBase's digital asset management solutions. StarBase technology currently enables collaboration between all team members, from project leaders to programmers, and from graphic designers to content writers. CodeWright is Premia's leading product and is one of the most widely used development environments in the market today. Developers use CodeWright for projects written in multiple languages, which is increasingly common in Internet development. For example, a team of developers could use CodeWright to develop C/C++, Java, HTML and XML parts of an eBusiness application. With the combined technologies, teams of developers can collaborate, create, share and manage digital assets in the production of e-commerce and web applications. The transparent intelligence engine in Premia's technology will enable current and future customers to achieve a higher level of collaboration and understanding of digital assets in the StarBase repository.


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

PREMIA
PAGE 2

Doug Root, director of sales and marketing at Premia said, "As our customers develop more and more applications for the Internet, they are faced with ever more complex projects. The increasing number of contributors, the diversity of skills and the frequent changes to web applications, often several per day, have resulted in an acute need for a flexible way to quickly manage changes to and track all of the diverse project components. Our customers, 40% of which are project leaders and managers, will be able to achieve significant benefits from StarBase's StarTeam solution, especially so with the recently announced expansion of StarTeam from Windows to the Linux and Solaris operating platforms. Premia and StarBase together will provide our customers with a best-of-breed solution for the creation and management of their critical eBusiness applications."

"StarBase will double its engineering resources with the addition of Premia's experienced technology team," said Alan Kucheck, vice president of engineering at StarBase. "We are aggressively enhancing StarTeam's capabilities and scalability with new innovative solutions for web applications. The combined StarBase and Premia's engineering talent will permit us to deliver these planned innovations to market more quickly than previously anticipated."

Douglas  Norman,   StarBase  chief  financial  officer  said,  "We  believe  the acquisition will enhance shareholder value as it is expected to be accretive to StarBase's projected earnings per share on a go forward basis."


ABOUT PREMIA'S MANAGEMENT TEAM
Two of the founders of Premia, Don Kinzer and Eric Johnson, have joined StarBase as chief architects; Premia partner Doug Root joins as vice president of marketing communications. Kinzer and Root were co-founders of POLYTRON where they developed and marketed PVCS Configuration Manager and PVCS Builder, products that have lead the Software Configuration Management (SCM) market for over 10 years. Doug Root served as director of marketing for Sage Software, the company that acquired POLYTRON and subsequently became Intersolv. Eric Johnson was with Intersolv as a developer. Eric and Don are the creators of CodeWright, the most widely used, stand-alone development environment for Windows and new products and technologies that will be integrated with StarBase's family of eBusiness life cycle management solutions for the enterprise. CodeWright is widely used by developers who add in their preferred compilers and other development tools. CodeWright is also popular among developers using Microsoft's Visual Studio, Borland's C++ and J Builder and IBM's Visual Age environments.


ABOUT STARBASE
StarBase Corporation is a leading provider of eBusiness Life Cycle Management Solutions for the enterprise. The StarBase eCycle technology offers a complete family of user-friendly software products that enable teams of people to collaborate in the production of Web sites, e-commerce and business critical applications. StarTeam, a prime component of eCycle, received "Two Thumbs Up" from New Media in May 1999, Four Stars from Software Development in August 1999, was named the 25th fastest growing ISV for Windows by Microsoft and CMP Media in April 1999, and "Best of the Test Center" by InfoWorld in January 1998. Leading organizations such as Bank of America, Boeing, Dell Corporation, Intel Corporation, Hollywood Entertainment, Sprint, and Xerox have chosen StarTeam to aid in their development projects. StarBase is located at 4 Hutton Centre Drive, Suite 800, Santa Ana, CA 92707. Tel: 714.445.4400. Fax: 714.445.4404. Visit
StarBase's Web site at www.starbase.com.

StarBase and its product names are trademarks of StarBase Corporation. All other product and company names herein are trademarks of their respective owners.

FORWARD LOOKING STATEMENTS
When used in the preceding discussion, the words "believes, expects, or intend to" and similar conditional expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, (i) conditions in the general economy or the software industry, (ii) the timely development and market acceptance of products and technologies, (iii) competitive factors, (iv) demand for team productivity software products, (v) sell-through of products in the sales channel, and (vi) other risks described in StarBase Corporation's SEC reports and filings.


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